EXHIBIT 3.1

Restated Certificate of Incorporation

of

Clean Diesel Technologies, Inc.

As Amended Through May 23, 2012

1.  The name of the corporation is Clean Diesel Technologies, Inc., hereinafter referred to as the “corporation”.

2.  The address  of  its  registered  office  in  the  State  of  Delaware  is Corporation Trust Center,  1209 Orange Street, in the city of Wilmington, County  of  New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.  The nature  of  the  business  or purpose to be conducted or promoted is to engage  in any lawful act  or  activity  for  which  corporations may be organized  under  the General Corporation  law  of  Delaware.

4.  The Corporation shall have authority to issue the total number of Twenty Four Million One Hundred Thousand (24,100,000) Shares of the par value of $0.01 per share, amounting in the aggregate to Two Hundred Forty One Thousand Dollars ($241,000), and of such shares, Twenty Four Million (24,000,000) shall be designated as Common Stock and One Hundred Thousand (100,000) shall be designated as preferred stock.

The  preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions set forth in this Certificate, to issue the preferred stock in one or more series and, in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to  determine  and  fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional  or  other  special  rights and qualifications,  limitations  or restrictions  thereof, including without limitation, dividend rights, dividend rates, conversion rights, rights and terms  of  redemption (including sinking fund provisions), and the liquidation preferences of any unissued  series  of  preferred stock and the number of shares constituting any  such  series;  and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not above the total  number of authorized shares of the class and not below the number of shares of such series then outstanding. In case the number of shares of any series shall  be so decreased, the shares constituting such decrease shall resume the  status  which  they  had prior to the  adoption  of  the resolution originally  fixing  the  number  of  shares of such series. In no event, however,  may  the  Board  of Directors issue preferred stock which has the effect  of  voting  as  a  class  during  the pendency of a tender offer to purchase  more than 50% of  the  common stock of the Company, unless the tender  offeror(s)  consent  to such  issuance.

5.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

6.   Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

7.   Meetings  of  stockholders  may  be  held  within  or  without the state of Delaware,  as  the by-laws may provide. The books of the corporation may be kept  outside  of  the  State of Delaware at such place or places as may be designed  from  time to time by the board of directors or in the by-laws of the  corporation.

8.   (a)  A director  of  the  corporation shall not be personally liable to the corporation  or  its stockholders  for  monetary  damages  for  breach  of fiduciary duty as a director except that this Article 9 shall not eliminate or  limit  a director's liability (i) for any breach of the director's duty of  loyalty  to  the  corporation  or  its  stockholders, (ii) for acts or omissions not in  good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation  law,  or  (iv)  for  any transaction  from which the director derived  an  improper  personal  benefit.

(b)  If  the  Delaware  General  Corporation  Law is amended after approval by the stockholders of this Article 8 to authorize corporate action further eliminating or limiting the personal  liability  of directors, then the liability  of  a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so  amended  from  time  to  time.

(c)  Any repeal or modification of this Article 8 shall not increase the personal liability of any director of this corporation for any act or occurrence  taking place prior to such repeal or modification, or otherwise adversely  affecting any right or protection of  a  director of the corporation existing  at  the  time  of  such  repeal  or  modification.

9.  (a)  Except as otherwise provided below, the corporation, shall, to the fullest extent indemnify each person who is, or shall have been, a director, officer, employee or agent of the corporation or who is or was a director,  officer, employee or agent of the corporation and is serving, or shall  have  served,  at  the  request  of  the corporation, as a director, officer, employee or agent of another organization or in any capacity with respect  to any employee benefit plan of the corporation, against all liabilities  and  expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys fees) imposed upon or incurred by any such person (the "Indemnitee") in connection with, or arising out of, the defense of disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved,  directly or indirectly, by reason of his being or having been such  a  director, officer, employee or agent or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no indemnification with respect to  any matter as to which any such Indemnitee shall be finally adjudicated in  such  action  suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the corporation  or  (ii)  to  the  extent  such matter relates to service with respect  to  an employee benefit  plan,  in  the best interests of the participants or beneficiaries of such employee benefit plan.

(b)  The  right  to  indemnification  conferred  in  this  Article  9 shall include  the  right  to  be  paid  by  the  corporation for liabilities and expenses  incurred  in  connection with the settlement of compromise of any such  action,  suite  or  proceeding,  pursuant  to  a consent decree or otherwise,  unless  a  determination  is  made, within forty-five (45) days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests  of  the  corporation  or,  to  the extent such matter related to service  with  respect to an employee benefit plan, that such settlement or compromise  is  not  in  the  best  interests  of  the  participants  or beneficiaries of such plan. Any such determination shall be made (i) by the board  of  directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors then in office. Notwithstanding the foregoing,  if  there are less than two disinterested directors  of  the corporation then in office, the board of directors shall promptly  direct  that  independent legal counsel (who may be regular legal counsel  to the corporation) determine, based on facts know to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that this action was in the best interests of the corporation or the participants  or  beneficiaries  of  any such employee benefit plan, as the case  may  be;  and,  in  such event, indemnification shall be made to such Indemnitee  unless, within forty-five (45) days  after  receipt  by the corporation  of  the  request  by such Indemnitee for indemnification, such independent  legal  counsel  in  a  written  opinion  to  the  corporation determines that such Indemnitee did not act in good faith in the reasonable belief  that his action was in the best interests of the corporation or the participants  or  beneficiaries  of  any such employee benefit plan, as the case  may  be.

(c)  As  a  condition  precedent  to  his  right  to  be  indemnified, the Indemnitee must give the corporation notice in  writing  as  soon  as practicable  of  any  action,  suit  or  proceeding involving him for which indemnity  will  or  could  be  sought. With respect to any action, suit or proceeding  of  which  the corporation is notified, the corporation will be entitled  to  participate  therein  at its own expense and/or to assume the defense thereof at its own expense,  with  legal  counsel  reasonably acceptable  to  such  Indemnitee.  After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not  be  liable  to  such  Indemnitee  for  any  legal  or  other  expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expense of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee  unless  (i)  the employment of counsel by the Indemnitee  has  been  authorized  by  the corporation, (ii) counsel to the Indemnitee  shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation  shall  not in fact have employed counsel to assume the defense of such action,  in each of which cases, the fees and expenses of counsel for  the  Indemnitee  shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided  for  in  (ii)  above.

(d)  Subject to paragraph 4(c) above, the right to indemnification referred to  in  this  Article shall include the right to be paid by the corporation for expenses (including reasonable attorneys' fees) incurred in defending a civil  or  criminal  action,  suit  or  proceeding  in advance of its final disposition,  subject  to  receipt  of  an undertaking by the Indemnitee to repay  such  payment  if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Article. Such undertaking may be accepted  without  reference to the financial ability of such Indemnitee to make  such  repayment.  Notwithstanding  the foregoing, no advance shall be made  by  the  corporation  under  this paragraph (d) if a determination is reasonably  and  promptly made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then  in  office  or, if there are not at least two disinterested directors then  in  office,  by  independent  legal counsel (who may be regular legal counsel  to  the corporation) in written opinion that, based on facts known to the board of directors or counsel at such time, such Indemnitee did not act  in good faith in the reasonable belief that his action was in the best interests  of  the  corporation  or the participants or beneficiaries of an employee benefit plan of the corporation, as the case may be.

(e)  If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation of some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suite or proceeding  but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the  Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

(f)  The right to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders of managing directors or  otherwise. Without limiting the generality of the foregoing, the corporation, acting through its board of directors, may enter into agreements with any director or employee of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

(g) The corporation may purchase and maintain insurance, at its expense, to protect itself and any director or employee of the corporation or another organization or employee benefit plan  against any expense or liability incurred by him in any such capacity, or arising out of the status as such.

(h)  The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable  insurance coverage under a policy maintained by the corporation or any other person.

(i)  Without the consent of a person entitled to the indemnification and other rights provided in this Article, no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article with respect to the period prior to such amendment.

(j)  If this Article or any portion thereof shall be invalidated on any ground  by  any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceedings to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent  permitted by applicable law.

(k)  As used in this Article, the term "director" "officer" "employee" "agent" and "person" include their respective heirs, executors, administrators and legal representatives and an "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

10. The  corporation  reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders  herein  are  granted  subject  to  this  reservation.

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